Exhibit 23.2
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M O O R E   S T E P H E N S
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E L L I S   F O S T E R   L T D .
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      CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada  V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
Website:    www.ellisfoster.com

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                   CONSENT OF MOORE STEPHENS ELLIS FOSTER LTD.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Sinovac Biotech Ltd. (the "Company") on Form F-3 of our report dated February 17, 2004, except as to
Note 16(b) which is as of April 14, 2004, which is incorporated by reference into the Prospectus, with respect to the consolidated balance sheets of the Company as at December 31, 2003 and 2002 and the related consolidated statements of stockholders' equity, operations and cash flows for the years then ended and the period from April 28, 2001 (inception) to December 31, 2001.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.






Vancouver, B.C.                             "Moore Stephens Ellis Foster Ltd."
February 14, 2005                                    Chartered Accountants














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